UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 30, 2005

SYMBOLLON PHARMACEUTICALS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-22872	36-3463683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

37 Loring Drive, Framingham, Massachusetts 01702
(Address of principal executive offices) (Zip Code)

(508) 620-7676
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 30, 2005, Paul C. Desjourdy, the Company’s Chief Executive Officer, Chief Financial Officer and President, and Jack H. Kessler, the Company’s Chief Scientific Officer, resigned from their employment with the Company effective immediately. The decision of both officers to tender their resignations was based on their current contractual relationship with the Company. Pursuant to the Company’s executive loan program in January 2001 each executive exercised certain stock options by borrowing the necessary funds from the Company. These loans are payable on December 31, 2005. Under certain conditions if the executives terminate employment prior to December 31, 2005, then the sole recourse for payment of the loans would be the return of the stock to the Company which was received by the executives upon exercise of the stock options funded by the loans. In order to invoke this repayment provision, the executives have resigned effective today. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference.

On January 3, 2006, the Company entered into new employment agreements with Paul C. Desjourdy to serve as its Chief Executive Officer, Chief Financial Officer and President and Jack H. Kessler to serve as its Chief Scientific Officer. Both agreements expire in December 2008. In 2006, Mr. Desjourdy and Dr. Kessler will each receive salaries of $265,000 and $190,000 per annum, respectively. Both Executive Officers have agreed to devote their full time and best efforts to fulfill their duties and responsibilities to Symbollon. They will be entitled to participate in employee benefit plans.

We have the right to terminate the agreements for Cause (as defined therein) or as a result of the Executive Officers' death or Permanent Disability (as defined therein). The Executive Officers have the right to terminate their agreements on account of their Constructive Discharge (as defined therein). Except in the case of termination for Cause, upon early termination of their agreements, the Executive Officers shall be entitled to receive their salaries plus fringe benefits for a period of 12 months from the date of termination and any bonuses prorated through the date of termination.

Both Executive Officers have agreed not to disclose to anyone our confidential information during the term of their employment or thereafter and will not compete with us utilizing our proprietary information, know-how or trade secrets during the term of their employment or thereafter. All work, research and results thereof, including, without limitation, inventions, processes or formulae made, conceived or developed by the Executive Officers during the term of employment which are related to the business, research, and development work or field of operation of Symbollon shall be our property.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

10.1	Employment Agreement, dated January 3, 2006, between the Company and Paul C. Desjourdy

10.2	Employment Agreement, dated January 3, 2006, between the Company and Jack H. Kessler

99.1	Press Release dated December 30, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 6, 2006

SYMBOLLON PHARMACEUTICALS, INC.

By: /s/ Paul C. Desjourdy
Paul C. Desjourdy
Chief Executive Officer, President and Chief Financial Officer